EXHIBIT 99.3

CHINA YOUTH MEDIA, INC.
INTRODUCTION TO PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements give effect to the merger between China Youth Media, Inc. (“China Youth”) and Midwest Energy Emissions Control Corp (“Midwest”) in accordance with ASC 805-20. The transaction contemplated under the merger agreement is deemed to be a reverse acquisition, where China Youth Media, Inc. (the legal acquirer) is considered the accounting acquiree and Midwest Energy Emissions Corp. (the legal acquiree) is considered the accounting acquirer.  The assets and liabilities of Midwest are recorded at their historical cost with the capital structure of China Youth Media, Inc.  No goodwill will be recorded in the transaction.  China Youth is deemed a continuation of the business of Midwest and the historical financial statements of Midwest will become the historical financial statements of China Youth Media, Inc. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 combines the balance sheets of China Youth and Midwest and gives pro forma effect to (i) China Youth’s conversion of convertible notes and accrued salary as if the conversion had occurred March 31, 2011, (ii) the issuance of 20 shares of common stock by Midwest for $50,000 as if the transaction had occurred on March 31, 2011, (iii) the decision to discontinue China Youth’s subsidiaries as if the decision had been made on March 31, 2011, and (iv) the reverse merger between China Youth and Midwest, in which Midwest is deemed to be the acquiring entity for accounting purposes, as if the reverse merger had been completed as of March 31, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three month period ended March 31, 2011 combines the statement of operations of China Youth Media, Inc. and Midwest and gives pro forma effect to these transactions as if they were completed on December 31, 2010.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of Midwest, which was filed on Form 8-K on June 27, 2011 and the historical financial statements of the China Youth, as filed with the Securities and Exchange Commission and issued on Form10-K and 10-Q for the year ended December 31, 2010 and for the period ended March 31, 2011.  These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

CHINA YOUTH MEDIA, INC.
PRO FORMA CONDENSED BALANCE SHEETS
MARCH 31, 2011
(UNAUDITED)

	Midwest Energy Emissions Corp.	China Youth Media, Inc.	Pro Forma Adjustments	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash	$779	$53,530	$-	$54,309
Accounts receivable, net	-	1,181	-	1,181
Other current assets	104,167	1,852	-	106,019
Total current assets	104,946	56,563	-	161,509

Property and Equipment, Net	1,032,600	35,946	-	1,068,546

Other Asset
Intangible assets, net of accumulated amortization	86,766	2,000	-	88,766
TOTAL ASSETS	$1,224,312	$94,509	$-	$1,318,821

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,021,890	$372,412	$-	$1,394,302
Advances payable - related party	680,972	-	-	680,972
Note payable - related party	-	140,242	-	140,242
Total current liabilities	1,702,862	512,654	-	2,215,516

Note payable	-	50,000	-	50,000
Beneficial conversion feature	-	(116,071)	-	(116,071)
TOTAL LIABILITIES	1,702,862	446,583	-	2,149,445

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock
Series A Preferred Stock	-	-	-	-
Series B Preferred Stock	-	-	10	10
Common stock	9,980	334,727	(9,980)	334,727
Additional paid-in capital	287,238	23,746,266	(24,423,097)	(389,593)
Accumulated other comprehensive income	-	(16,525)	16,525	-
Accumulated deficit	(775768)	(24,416,542)	24,416,542	(775,768)

Total stockholders' deficit	(478,550)	(352,074)	-	(830,624)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,224,312	$94,509	$-	$1,318,821

(A)	Represents the effect of the reverse merger on Stockholders’ Equity (Deficit).

CHINA YOUTH MEDIA, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
MARCH 31, 2011
 (UNAUDITED)

	Midwest Energy	China Youth	Pro Forma	Pro Forma
	Emissions Corp.	Media, Inc.	Adjustments	Combined
REVENUE
Sales	$-	$-	$-	$-

Total revenue	-	-	-	-

OPERATING EXPENSES
License Maintenance Fees	37,500	-	-	37,500
Research and development	102,418	-	-	102,418
Selling, general and administrative expenses	115,008	-	-	115,008

Total operating expenses	254,926	-	-	254,626

Operating loss	(254,926)	-	-	(254,926)

Other Income (expense)
Interest income (expense)	(18,527)	-	-	(18,527)

Total other income (expense)	(18,527)	-	-	(18,527)

NET LOSS FROM CONTINUING OPERATIONS	(273,453)	-	-	(273,453)

NET LOSS FROM DISCONTINUED OPERATIONS	-	(140,251)	-	(140,251)

NET LOSS	(273,453)	(140,251)	-	(413,704)

Comprehensive Loss
Foreign currency translation adjustment	-	(16,525)	-	(16,525)
Net loss	(273,453)	(140,251)	-	(413,704)
COMPREHENSIVE LOSS	$(273,453)	$(156,776)	$-	$(430,229)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:

CONTINUING OPERATIONS				-
DISCONTINUED OPERATIONS				-
				$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING				334,727,476

CHINA YOUTH MEDIA, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
DECEMBER 31, 2010
 (UNAUDITED)

	Midwest Energy	China Youth	Pro Forma	Pro Forma
	Emissions Corp.	Media, Inc.	Adjustments	Combined
REVENUE
Sales	$7,000	$-	$-	$7,000

Total revenue	7,000	-	-	7,000

OPERATING EXPENSES
License Maintenance Fees	100,000	-	-	100,000
Research and development	125,834	-	-	125,834
General and administrative expenses	97,194	-	-	97,194
Professional Fees	149,655	-	-	149,655
Amortization of license fees	5,882	-	-	5,882

Total operating expenses	478,565	-	-	478,565

Operating loss	(471,565)	-	-	(471,565)

Other Income (expense)
Interest income (expense)	-	-	-	-

Total other income (expense)	-	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(471,565)	-	-	(471,565)

NET LOSS FROM DISCONTINUED OPERATIONS	-	(4,117,192)	-	(4,117,192)

NET LOSS	(471,565)	(4,117,192)	-	(4,588,757)

Comprehensive Loss
Foreign currency translation adjustment	-	(705)	-	(705)
Net loss	(471,565)	(4,117,192)	-	(4,588,757)
COMPREHENSIVE LOSS	$(471,565)	$(4,117,897)	$-	$(4,589,462)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:

CONTINUING OPERATIONS				(0.00)
DISCONTINUED OPERATIONS				(0.03)
				$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING				159,365,971